UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2015

Apollo Education Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

Apollo Education Group, Inc. (“Apollo” or the “Company”) announced that it received yesterday a Civil Investigative Demand from the U.S. Federal Trade Commission (the “FTC”). The Demand indicates that it relates to an investigation to determine if certain unnamed persons, partnerships, corporations, or others have engaged or are engaging in deceptive or unfair acts or practices in or affecting commerce in the advertising, marketing, or sale of secondary or postsecondary educational products or services or educational accreditation products or services. The Demand requires Apollo to produce documents and information regarding a broad spectrum of the business and practices of its wholly-owned subsidiary, University of Phoenix, Inc., including in respect of marketing, recruiting, enrollment, financial aid, tuition and fees, academic programs, academic advising, student retention, billing and debt collection, complaints, accreditation, training, military recruitment, and other compliance matters, for the time period of January 1, 2011 to the present.

Apollo is evaluating the Demand and intends to cooperate fully with the FTC.

Apollo Education Group, Inc.

July 29, 2015	By:	/s/ Joseph L. D’Amico
	Name:	Joseph L. D’Amico
	Title:	Interim Chief Financial Officer